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EXHIBIT 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this amended registration statement, and to the incorporation by reference in this amended registration statement of our report dated February 22, 2000 included in Park Place Entertainment Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, and to all references to our Firm included in this amended registration statement.

ARTHUR ANDERSEN LLP

Las Vegas, Nevada
April 25, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS